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                                                                    EXHIBIT 99.1

                                  FORM OF PROXY

REVOCABLE PROXY - MADISON BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 17, 2004

The undersigned hereby appoints Melvin S. Cutler and Robert B. McGivney, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Madison BancShares, Inc. ("Madison BancShares") that the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at our corporate headquarters located at 2122 Palm Harbor Boulevard, Unit A, Palm Harbor, Florida, on Tuesday, August 17, 2004, at 10:00 a.m., local time, and at any and all adjournments thereof, as set forth on this proxy card.

The undersigned shareholder of Madison BancShares may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation to Madison BancShares, delivering a duly executed Proxy bearing a later date to Madison BancShares or by attending the Special Meeting and voting in person.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope.

                             [CONTINUED ON REVERSE]

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SPECIAL MEETING PROXY CARD

A.    MATTERS TO VOTE ON:

      1. To consider and vote upon the award of 400 shares of Madison BancShares common stock made to each of the five nonemployee directors of Madison BancShares approved by the board of directors on December 16, 2003 in lieu of the payment of $300 per month of cash directors fees.

                  [ ]   FOR       [ ]  AGAINST      [ ]    ABSTAIN

      2. To consider and vote on an Agreement and Plan of Merger dated March 19, 2004 among Whitney Holding Corporation, Whitney National Bank, Madison BancShares, Inc. and Madison Bank, a copy of which is attached to the accompanying proxy statement-prospectus as Appendix A.

                  [ ]   FOR       [ ]  AGAINST      [ ]    ABSTAIN

      At their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before the Special Meeting, or at any adjournment hereof, unless indicated otherwise by marking this box. [ ]

B. AUTHORIZED SIGNATURES -- SIGN HERE -- THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

IMPORTANT: Please sign your name exactly as it appears on this Proxy Card. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

Signature 1-Please keep signature within the box

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Signature 2- Please keep signature within the box

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Date (mm/dd/yy)

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